RULE 424 (B) (2)
                     REGISTRATION STATEMENT NO. 333-45814

PRICING SUPPLEMENT NO.        0012      , DATED        June 02, 2003.
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TO PROSPECTUS DATED SEPTEMBER 28, 2000 AND PROSPECTUS SUPPLEMENT DATED OCTOBER
3, 2000.
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                              MBNA CORPORATION

  SENIOR MEDIUM-TERM NOTES AND SUBORDINATED MEDIUM-TERM NOTES (FIXED RATE)

                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

CUSIP #:  55263ECJ2
ISSUE PRICE: 99.074%
UNDERWRITING DISCOUNT:  .675%


REPAYMENT INFORMATION: XX  SENIOR NOTES         SUBORDINATED NOTES
                       ---                  ---

FORM:  XX  BOOK ENTRY     CERTIFICATE
      ---              ---

ORIGINAL ISSUE DATE:     6/11/2003
        (Settlement Date)

STATED MATURITY:     6/15/2015

DEFEASANCE AND COVENANT DEFEASANCE:  YES

REPURCHASE PRICE:  N/A
(For Discount Securities)

SPECIFIED CURRENCY:  XX  US DOLLARS        OTHER
                     ---               ---

AUTHORIZED DENOMINATIONS: $100,000 and integral multiples of $1,000 in excess of $100,000

INTEREST RATE PER ANNUM: 5.00%


INTEREST PAYMENT DATES: Each June 15 and December 15 and on the Maturity Date commencing on December 15, 2003

CALCULATION AGENT: N/A

REGULAR RECORD DATES:  15th CALENDAR DAY PRECEDING THE INTEREST PAYMENT DATE

MAXIMUM INTEREST RATE:  N/A%        OTHER PROVISIONS:  N/A
MINIMUM INTEREST RATE:  N/A%
SPREAD MULTIPLIER:  N/A%
SPREAD (+/-):  N/A


REDEMPTION INFORMATION:  N/A

The aggregate Principal Amount of this offering is US $300,000,000.00.

FURTHER ISSUES: MBNA Corporation may from time to time, without the consent of the existing holders of the Notes, create and issue further Notes having the same terms and conditions as the Notes being offered hereby in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon. Additional Notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding Notes.



Type of Sale: 	    As Agent       XX As Principal
              ---                ---

If principal transaction, reoffering at:
       varying prices related to prevailing market prices at the time of resale
   ---
    XX   fixed public offering of 99.074% of Principal Amount
   ---

Underwriting Syndicate:

          Lead Managers -  Barclays Capital Inc.
                           J.P. Morgan Securities Inc.

          Co-Managers   - Banc of America Securities LLC
                          Banc One Capital Markets, Inc.
                          Bear, Stearns & Co. Inc.
                          Blaylock & Partners, L.P.
                          Citigroup Global Markets, Inc.
                          Credit Suisse First Boston Corporation
                          Deutsche Bank Securities Inc.
                          Lehman Brothers Inc.
                          Merrill Lynch, Pierce, Fenner & Smith, Incorporated